EXHIBIT 99.1

Two River Bancorp Reports 2017 Third Quarter Financial Results

TINTON FALLS, N.J., Oct. 24, 2017 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank ("the Bank"), today reported a 25.5% and 18.6% increase in net income for the three and nine months ended September 30, 2017, respectively, excluding the effect of a Bank Owned Life Insurance ("BOLI") death benefit received during the prior year’s third quarter. All share and per share data for all referenced reporting periods have been adjusted for a 5% stock dividend paid on February 28, 2017.

2017 Third Quarter Operating and Financial Highlights
(all comparisons to the same prior year’s quarter unless otherwise noted)

  Net income was $2.24 million, or $0.26 per diluted share, compared to $2.64 million, or $0.31 per diluted share.
  · The 2016 quarter included in net income a tax-free BOLI death benefit of $862,000, or $0.10 per diluted share. Excluding the BOLI death benefit, net income increased 25.5%. The receipt of this benefit affected several 2016 quarterly and year-to-date metrics.
  Net interest income increased 12.7% to $8.42 million.
  Non-interest income decreased 26.7% to $1.45 million, as a result of the BOLI benefit. Mortgage banking revenues increased 13.3% while gains on the sale of SBA loans increased 163.8%.
  Net interest margin improved to 3.62% from 3.55%, largely due to both higher asset yields and core checking deposits.
  Tangible book value per share was $10.46 at September 30, 2017, compared to $9.88 at December 31, 2016 and $9.63 at September 30, 2016.
  Total assets at September 30, 2017 were $1.0 billion, compared to $940.2 million at December 31, 2016.
  Total loans as of September 30, 2017 were $816.1 million, up 8.4% from $753.1 million at December 31, 2016.
  Total deposits as of September 30, 2017 were $821.9 million, up 5.8% from $776.6 million at December 31, 2016.

Management Commentary
William D. Moss, President and CEO, stated, “The Company posted another strong performance during the third quarter, highlighted by linked quarter improvement in all key metrics along with solid growth in loans and deposits. Excluding the BOLI benefit of $0.10 per share in the prior year’s quarter, earnings showed considerable growth, increasing to $0.26 from $0.21 in the prior year. Our earnings improvement was driven by high quality loan growth and fee income contributions from both our SBA and mortgage business lines. Loan growth of 11.2% annualized from year-end 2016 was tempered by two residential portfolio adjustable rate mortgage loan sales completed earlier this year, which totaled $8.2 million.”

Mr. Moss continued, “The Bank closed and consolidated two branches into a new and more visible location in Sea Girt, NJ at the end of the third quarter, which was a continuation of the Company’s strategic plan to maximize the profitability of our branch network. We expect annual pre-tax expense savings of $300,000 from this initiative while expecting this new location to provide better opportunity for growth. We also have continued to see solid increases in deposits, largely as a result of new municipal relationships, and have a number of initiatives in place to gain higher levels of deposits from existing customers.”

Dividend Information
On October 18, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.045 per share, payable on November 29, 2017 to shareholders of record as of the close of business on November 8, 2017. This marks the 19th consecutive quarterly cash dividend, which is in addition to the 5% stock dividend paid in February 2017.

Key Quarterly Performance Metrics

	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	9 Mo. Ended	9 Mo. Ended
	2017	2017	2017	2016	2016	9/30/2017	9/30/2016
Net Income (in thousands)	$2,237	$2,128	$1,802	$2,567	$2,644	$6,167	$6,064
Earnings per Common Share – Diluted	$0.26	$0.25	$0.21	$0.30	$0.31	$0.71	$0.71
Return on Average Assets	0.89%	0.87%	0.76%	1.08%	1.16%	0.84%	0.91%
Return on Average Tangible Assets(1)	0.91%	0.88%	0.77%	1.10%	1.19%	0.86%	0.93%
Return on Average Equity	8.39%	8.26%	7.18%	10.25%	10.81%	7.96%	8.48%
Return on Average Tangible Equity(1)	10.13%	10.01%	8.74%	12.53%	13.29%	9.64%	10.46%
Net Interest Margin	3.62%	3.49%	3.45%	3.43%	3.55%	3.52%	3.56%
Non-Performing Assets to Total Assets	0.23%	0.32%	0.18%	0.19%	0.20%	0.23%	0.20%
Allowance as a % of Loans	1.25%	1.25%	1.25%	1.27%	1.25%	1.25%	1.25%

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Loan Composition
The components of the Company’s loan portfolio at September 30, 2017 and December 31, 2016 are as follows:

	(in thousands)
	September 30, 2017	December 31, 2016
Commercial and industrial	$99,601	$93,697
Real estate – construction	118,553	111,914
Real estate – commercial	507,507	460,685
Real estate – residential	62,416	59,065
Consumer	28,773	28,279
Unearned fees	(772)	(548)
	816,078	753,092
Allowance for loan losses	(10,223)	(9,565)
Net Loans	$805,855	$743,527

Deposit Composition
The components of the Company’s deposits at September 30, 2017 and December 31, 2016 are as follows:

	(in thousands)
	September 30, 2017	December 31, 2016
Non-interest-bearing	$163,841	$160,104
NOW accounts	208,128	152,771
Savings deposits	261,766	261,438
Money market deposits	62,514	62,495
Listed service CD’s	38,971	47,648
Time deposits / IRA	55,629	56,489
Wholesale deposits	31,023	35,622
Total Deposits	$821,872	$776,567

2017 Third Quarter Financial Review

Net Income
Net income for the three months ended September 30, 2017 decreased 15.4% to $2.24 million, or $0.26 per diluted common share, compared to $2.64 million, or $0.31 per diluted common share, for the same period last year. The decrease was a result of the previously mentioned BOLI benefit received in the third quarter of 2016.  Excluding the BOLI benefit, net income increased 25.5%.

On a linked quarter basis, third quarter 2017 net income increased 5.1% from the second quarter of 2017. The second quarter included an income tax benefit related to the adoption of ASU 2016-09, Compensation - Stock Compensation, Improvements to Employee Share-Based Payment Accounting, that positively impacted net income by $145,000, or $0.02 per diluted share, as compared to a benefit of $32,000 in the current quarter.

Net income for the nine months ended September 30, 2017 increased 1.7% to $6.17 million, or $0.71 per diluted share, compared to $6.06 million, or $0.71 per diluted share, in the same prior year period. Excluding the BOLI benefit, net income increased 18.6%.

Net Interest Income
Net interest income for the quarter ended September 30, 2017 was $8.42 million, an increase of 12.7% compared to $7.47 million in the corresponding prior year period. This was largely due to an increase of $84.4 million, or 10.1%, in average interest-earning assets, primarily attributable to growth in the loan portfolio. On a linked quarter basis, net interest income increased $458,000, or 5.8%, from $7.96 million.

For the nine months ended September 30, 2017, net interest income increased 9.8% to $24.0 million from $21.9 million in the prior year period.

Net Interest Margin
The Company reported a net interest margin of 3.62% for the third quarter of 2017, compared to 3.49% in the second quarter of 2017 and 3.55% reported for the third quarter of 2016. The net interest margin improvement from the second quarter of 2017 was the result of slightly higher yielding interest-earning assets coupled with a higher level of average core checking deposits.

The net interest margin for the first nine months of 2017 was 3.52%, compared to 3.56% in the prior year period.

Non-Interest Income
Non-interest income for the quarter ended September 30, 2017 totaled $1.45 million, a decrease of $530,000, or 26.7%, compared to the same period in 2016. The decrease was the result of the previously mentioned BOLI benefit received in the third quarter of 2016. Residential mortgage banking revenue increased $42,000, or 13.3%, from the prior year period while gains from the sale of SBA loans increased $190,000. Additionally, service fees on deposit accounts increased by $70,000, or 45.5%, mainly due to a realignment of fees on various products.

On a linked quarter basis, non-interest income decreased by $85,000, or 5.5%, from the second quarter of 2017, which included an $86,000 gain from the sale of $3.6 million of portfolio adjustable rate mortgages compared to no such sale in the current quarter.

For the nine months ended September 30, 2017, non-interest income increased $74,000, or 1.8%, to $4.1 million from the same period in 2016.

Non-Interest Expense
Non-interest expense for the quarter ended September 30, 2017 totaled $6.18 million, an increase of $836,000, or 15.7%, from the $5.34 million reported in same period in 2016, primarily due to salary and benefit increases along with a one-time $250,000 expense recovery settlement from an OREO property in the third quarter of 2016. On a linked quarter basis, non-interest expense increased $104,000, or 1.7%.

For the nine months ended September 30, 2017, non-interest expense increased $1.91 million, or 11.8%, to $18.0 million compared to the same prior year period.

Provision for Loan Losses
During the quarter, a provision for loan losses of $255,000 was expensed, compared to $470,000 in the same prior year period. The majority of the third quarter 2017 provision was to support the strong loan growth. The Company had $15,000 in net loan recoveries during the quarter, compared to $436,000 in net loan charge-offs during the same period last year. For the nine months ended September 30, 2017, a provision of $855,000 was expensed, compared to $860,000 for the same prior year period. The Company had $197,000 of net loan charge-offs during the first nine months of 2017, compared to $121,000 in net loan charge-offs in the same prior year period.

As of September 30, 2017, the Company's allowance for loan losses was $10.22 million, as compared to $9.57 million as of December 31, 2016. The loss allowance as a percentage of total loans was 1.25% at September 30, 2017 compared to 1.27% at December 31, 2016.

Financial Condition / Balance Sheet

At September 30, 2017, the Company maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Company's Tier 1 capital to average assets ratio was 9.07%, its common equity Tier 1 to risk weighted assets ratio was 10.09%, its Tier 1 capital to risk weighted assets ratio was 10.09%, and its total capital to risk weighted assets ratio was 12.39%.

Total assets as of September 30, 2017 were $1.0 billion, an increase of 6.4% compared to $940.2 million as of December 31, 2016.

Total loans as of September 30, 2017 were $816.1 million, an increase of 8.4% compared to $753.1 million at December 31, 2016.

Total deposits as of September 30, 2017 were $821.9 million, an increase of 5.8% compared to $776.6 million as of December 31, 2016. Core checking deposits at September 30, 2017 increased to $372.0 million, up $59.1 million, or 18.9% from year-end. This growth was primarily driven by a new municipal relationship in the first nine months of 2017 along with the Company’s focus on building core checking account deposit relationships.

Asset Quality
The Company's non-performing assets at September 30, 2017 were $2.35 million as compared to $1.81 million at December 31, 2016 and $1.85 million at September 30, 2016. Non-performing assets to total assets at September 30, 2017 were 0.23% compared to 0.19% at December 31, 2016 and 0.20% at September 30, 2016.

Non-accrual loans were $2.35 million at September 30, 2017, compared to $1.55 million at December 31, 2016 and $1.59 million at September 30, 2016.  During the second quarter, three relationships migrated to non-accrual status. These relationships were previously identified as TDRs or exhibited negative financial trends which management had identified. During the third quarter of 2017, one non-accrual loan totaling $548,000 paid off and $75,000 of recaptured interest and legal costs associated with that loan were received.  There was no OREO at September 30, 2017, compared to $259,000 at both December 31, 2016 and September 30, 2016 as the one OREO property was sold for a loss of $17,000 during the current quarter.

Troubled debt restructured loan balances amounted to $8.05 million at September 30, 2017, with all but $1.13 million performing. This compares to $8.23 million at December 31, 2016 and $8.52 million at September 30, 2016.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
E-mail: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com

TWO RIVER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months and Nine Months Ended September 30, 2017 and 2016
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
INTEREST INCOME:
Loans, including fees	$9,227	$8,337	$26,363	$24,335
Securities:
Taxable	247	187	715	571
Tax-exempt	267	234	831	664
Interest-bearing deposits	83	19	257	84
Total Interest Income	9,824	8,777	28,166	25,654
INTEREST EXPENSE:
Deposits	1,069	972	3,170	2,800
Securities sold under agreements to repurchase	18	15	50	44
Federal Home Loan Bank ("FHLB") and other borrowings	157	157	449	452
Subordinated debt	164	164	493	492
Total Interest Expense	1,408	1,308	4,162	3,788
Net Interest Income	8,416	7,469	24,004	21,866
PROVISION FOR LOAN LOSSES	255	470	855	860
Net Interest Income after Provision for Loan Losses	8,161	6,999	23,149	21,006
NON-INTEREST INCOME:
Service fees on deposit accounts	224	154	535	427
Mortgage banking	358	316	1,258	831
Other loan fees	188	188	402	311
Earnings from investment in bank owned life insurance	137	118	411	337
Death benefit on bank owned life insurance	-	862	-	862
Gain on sale of SBA loans	306	116	817	575
Net gain on sale of securities	-	-	-	72
Other income	240	229	693	627
Total Non-Interest Income	1,453	1,983	4,116	4,042
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,641	3,309	10,554	9,609
Occupancy and equipment	1,112	1,056	3,215	3,084
Professional	366	273	1,102	888
Insurance	57	56	158	160
FDIC insurance and assessments	123	114	354	324
Advertising	110	85	345	315
Data processing	151	135	406	405
Outside services fees	120	131	347	369
Amortization of identifiable intangibles	-	-	-	9
OREO expenses, impairment and sales, net	25	(245)	44	(271)
Loan workout expenses	8	44	174	142
Other operating	462	381	1,324	1,081
Total Non-Interest Expenses	6,175	5,339	18,023	16,115
Income before Income Taxes	3,439	3,643	9,242	8,933
INCOME TAX EXPENSE	1,202	999	3,075	2,869
Net Income	$2,237	$2,644	$6,167	$6,064
EARNINGS PER COMMON SHARE:
Basic	$0.27	$0.32	$0.74	$0.73
Diluted	$0.26	$0.31	$0.71	$0.71
Weighted average common shares outstanding:
Basic	8,393	8,323	8,373	8,319
Diluted	8,656	8,537	8,647	8,515

TWO RIVER BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2017	2016
ASSETS
Cash and due from banks	$24,858	$19,844
Interest-bearing deposits in bank	21,445	22,233
Cash and cash equivalents	46,303	42,077

Securities available for sale	30,061	34,464
Securities held to maturity	57,058	57,843
Restricted investments, at cost	5,522	4,805
Loans held for sale	1,082	4,537
Loans	816,078	753,092
Allowance for loan losses	(10,223)	(9,565)
Net loans	805,855	743,527

OREO	-	259
Bank owned life insurance	21,440	21,029
Premises and equipment, net	5,350	4,662
Accrued interest receivable	2,313	2,234
Goodwill	18,109	18,109
Other assets	7,152	6,665

TOTAL ASSETS	$1,000,245	$940,211

LIABILITIES
Deposits:
Non-interest-bearing	$163,841	$160,104
Interest-bearing	658,031	616,463
Total Deposits	821,872	776,567

Securities sold under agreements to repurchase	22,576	19,915
FHLB and other borrowings	30,300	25,300
Subordinated debt	9,879	9,855
Accrued interest payable	114	100
Other liabilities	8,937	7,758

Total Liabilities	893,678	839,495

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 8,766,577 and 8,677,536 at September 30, 2017 and December 31, 2016, respectively
Outstanding – 8,454,483 and 8,365,442 at September 30, 2017 and December 31, 2016 respectively	79,576	79,056
Retained earnings	29,580	24,447
Treasury stock, at cost; 312,094 shares at September 30, 2017 and December 31, 2016	(2,396)	(2,396)
Accumulated other comprehensive loss	(193)	(391)
Total Shareholders' Equity	106,567	100,716

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$1,000,245	$940,211

TWO RIVER BANCORP
Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept 30,
Selected Consolidated Earnings Data:	2017	2017	2016	2017	2016
Total Interest Income	$9,824	$9,349	$8,777	$28,166	$25,654
Total Interest Expense	1,408	1,391	1,308	4,162	3,788
Net Interest Income	8,416	7,958	7,469	24,004	21,866
Provision for Loan Losses	255	375	470	855	860
Net Interest Income after Provision for Loan Losses	8,161	7,583	6,999	23,149	21,006
Other Non-Interest Income	1,453	1,538	1,983	4,116	4,042
Other Non-Interest Expenses	6,175	6,071	5,339	18,023	16,115
Income before Income Taxes	3,439	3,050	3,643	9,242	8,933
Income Tax Expense	1,202	922	999	3,075	2,869
Net Income	$2,237	$2,128	$2,644	$6,167	$6,064

Per Common Share Data:
Basic Earnings	$0.27	$0.25	$0.32	$0.74	$0.73
Diluted Earnings	$0.26	$0.25	$0.31	$0.71	$0.71
Book Value	$12.60	$12.40	$11.80	$12.60	$11.80
Tangible Book Value(1)	$10.46	$10.25	$9.63	$10.46	$9.63
Average Common Shares Outstanding (in thousands):
Basic	8,393	8,372	8,322	8,373	8,319
Diluted	8,656	8,654	8,538	8,647	8,514

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances

(in thousands)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2017	2017	2017	2016	2016
Total Assets	$1,000,245	$983,099	$967,073	$940,211	$909,170
Investment Securities and Restricted Stock	92,641	92,634	94,850	97,112	82,677
Total Loans	816,078	794,908	762,687	753,092	753,982
Allowance for Loan Losses	(10,223)	(9,953)	(9,567)	(9,565)	(9,452)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,109	18,109
Total Deposits	821,872	810,725	799,705	776,567	739,247
Repurchase Agreements	22,576	25,823	21,437	19,915	18,645
FHLB and Other Borrowings	30,300	24,300	24,300	25,300	35,300
Subordinated Debt	9,879	9,871	9,863	9,855	9,847
Shareholders' Equity	106,567	104,524	102,406	100,716	98,594

Asset Quality Data (by Quarter)
(dollars in thousands)	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2017	2017	2017	2016	2016
Nonaccrual Loans	$2,345	$2,946	$1,511	$1,548	$1,587
OREO	-	233	259	259	259
Total Non-Performing Assets	2,345	3,179	1,770	1,807	1,846

Troubled Debt Restructured Loans:
Performing	6,925	6,990	7,754	8,075	8,366
Non-Performing	1,129	960	405	157	157

Non-Performing Loans to Total Loans	0.29%	0.37%	0.20%	0.21%	0.21%
Non-Performing Assets to Total Assets	0.23%	0.32%	0.18%	0.19%	0.20%
Allowance as a % of Loans	1.25%	1.25%	1.25%	1.27%	1.25%

Capital Ratios

	September 30, 2017				December 31, 2016
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio

Two River Bancorp	10.09%	9.07%	10.09%	12.39%	10.33%	8.94%	10.33%	12.76%
Two River Community Bank	11.11%	10.00%	11.11%	12.27%	11.49%	9.95%	11.49%	12.68%
"Well capitalized" institution (under prompt corrective action regulations)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%
*Applies to Bank only. For the Company to be “well capitalized,” the Tier 1 Capital to Risk Weighted Assets has to be at least 6.00%.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Three Months Ended			Three Months Ended
(dollars in thousands)	September 30, 2017			September 30, 2016
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$25,901	$83	1.27%	$18,179	$19	0.42%
Investment securities	92,257	514	2.23%	83,541	421	2.02%
Loans, net of unearned fees(1) (2)	803,553	9,227	4.56%	735,626	8,337	4.51%

Total Interest-Earning Assets	921,711	9,824	4.23%	837,346	8,777	4.17%

Non-Interest-Earning Assets:
Allowance for loan losses	(10,056)			(9,519)
All other assets	83,244			75,277

Total Assets	$994,899			$903,104

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$200,298	239	0.47%	$148,664	167	0.45%
Savings deposits	260,919	340	0.52%	228,862	281	0.49%
Money market deposits	63,557	27	0.17%	73,031	31	0.17%
Time deposits	126,566	463	1.45%	139,052	493	1.41%
Securities sold under agreements to repurchase	23,167	18	0.31%	18,995	15	0.31%
FHLB and other borrowings	26,159	157	2.38%	26,967	157	2.32%
Subordinated debt	9,876	164	6.64%	9,844	164	6.66%

Total Interest-Bearing Liabilities	710,542	1,408	0.79%	645,415	1,308	0.81%

Non-Interest-Bearing Liabilities:
Demand deposits	170,267			153,274
Other liabilities	8,351			7,144

Total Non-Interest-Bearing Liabilities	178,618			160,418

Stockholders’ Equity	105,739			97,271

Total Liabilities and Shareholders’ Equity	$994,899			$903,104

NET INTEREST INCOME		$8,416			$7,469

NET INTEREST SPREAD(3)			3.44%			3.36%

NET INTEREST MARGIN(4)			3.62%			3.55%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Nine Months Ended			Nine Months Ended
(dollars in thousands)	September 30, 2017			September 30, 2016
		Interest / Income Expense			Interest / Income Expense
ASSETS	Average Balance		Average Yield / Rate	Average Balance		Average Yield / Rate
Interest-Earning Assets:
Interest-bearing due from banks	$34,824	$257	0.99%	$22,411	$84	0.50%
Investment securities	94,120	1,546	2.19%	82,346	1,235	2.00%
Loans, net of unearned fees(1) (2)	781,861	26,363	4.51%	715,260	24,335	4.54%

Total Interest-Earning Assets	910,805	28,166	4.13%	820,017	25,654	4.18%

Non-Interest-Earning Assets:
Allowance for loan losses	(9,801)			(9,117)
All other assets	79,867			77,185

Total Assets	$980,871			$888,085

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$196,748	682	0.46%	$151,299	491	0.43%
Savings deposits	259,109	1,004	0.52%	226,877	829	0.49%
Money market deposits	63,029	80	0.17%	73,869	91	0.16%
Time deposits	131,380	1,404	1.43%	131,325	1,389	1.41%
Securities sold under agreements to repurchase	22,054	50	0.30%	18,713	44	0.31%
FHLB and other borrowings	24,976	449	2.40%	24,985	452	2.42%
Subordinated debt	9,868	493	6.68%	9,836	492	6.67%

Total Interest-Bearing Liabilities	707,164	4,162	0.79%	636,904	3,788	0.79%

Non-Interest-Bearing Liabilities:
Demand deposits	162,279			148,139
Other liabilities	7,801			7,470

Total Non-Interest-Bearing Liabilities	170,080			155,609

Shareholders’ Equity	103,627			95,572

Total Liabilities and Shareholders’ Equity	$980,871			$888,085

NET INTEREST INCOME		$24,004			$21,866

NET INTEREST SPREAD(3)			3.34%			3.39%

NET INTEREST MARGIN(4)			3.52%			3.56%

(1) Included in interest income on loans are loan fees.
(2) Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share," "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(in thousands, except per share data)
	As of and for the Three Months Ended					As of and for the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2017	2017	2017	2016	2016	2017	2016
Total shareholders' equity	$106,567	$104,524	$102,406	$100,716	$98,594	$102,406	$98,594
Less: goodwill and other tangibles	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)
Tangible common shareholders’ equity	$88,458	$86,415	$84,297	$82,607	$80,485	$84,297	$80,485

Common shares outstanding	8,454	8,429	8,389	8,365	8,358	8,454	8,358
Book value per common share	$12.60	$12.40	$12.21	$12.04	$11.80	$12.60	$11.80

Book value per common share	$12.60	$12.40	$12.21	$12.04	$11.80	$12.60	$11.80
Effect of intangible assets	(2.14)	(2.15)	(2.16)	(2.16)	(2.17)	(2.14)	(2.17)
Tangible book value per common share	$10.46	$10.25	$10.05	$9.88	$9.63	$10.46	$9.63

Return on average assets	0.89%	0.87%	0.76%	1.08%	1.16%	0.84%	0.91%
Effect of average intangible assets	0.02%	0.01%	0.01%	0.02%	0.03%	0.02%	0.02%
Return on average tangible assets	0.91%	0.88%	0.77%	1.10%	1.19%	0.86%	0.93%

Return on average equity	8.39%	8.26%	7.18%	10.25%	10.81%	7.96%	8.48%
Effect of average intangible assets	1.74%	1.75%	1.56%	2.28%	2.48%	1.68%	1.98%
Return on average tangible equity	10.13%	10.01%	8.74%	12.53%	13.29%	9.64%	10.46%